Exhibit 10.11
Execution Version

PLEDGE AND SECURITY AGREEMENT dated as of March 12, 2026 among THE GRANTORS FROM TIME TO TIME PARTY HERETO, and CITIBANK, N.A., as Collateral Agent

TABLE OF CONTENTS
Page
Section 1.01.    Terms Defined in the Credit Agreement    1
Section 1.02.    Terms Defined in the Uniform Commercial Code    1
Section 1.03.    Additional Definitions    1
Section 1.04.    Terms Generally    10
ARTICLE II SECURITY INTERESTS    10
Section 2.01.    Grant of Security Interests    10
Section 2.02.    Collateral    10
Section 2.03.    Continuing Liability of Each Grantor    11
Section 2.04.    Security Interests Absolute    11
ARTICLE III REPRESENTATIONS AND WARRANTIES    13
Section 3.01.    Grantor Information    13
Section 3.02.    Title to Collateral    13
Section 3.03.    Validity, Perfection and Priority of Security Interests.    14
Section 3.04.    Receivables    14
Section 3.05.    No Consents    14
Section 3.06.    Deposit and Securities Accounts    15
Section 3.07.    Commercial Tort Claims    15
Section 3.08.    Intellectual Property    15
Section 3.09.    Pledged Collateral    15
Section 3.10.    Insurance    15
Section 3.11.    Letter-of-Credit Rights    15
Section 3.12.    Other Collateral    15
ARTICLE IV COVENANTS    16
Section 4.01.    Deliveries    16
Section 4.02.    Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements    16
Section 4.03.    Further Actions    16
Section 4.04.    Collateral in Possession of Other Persons, Leased Real Property Locations    17
Section 4.05.    Books and Records; Receivables    17
Section 4.06.    Delivery of Certificated Securities, Uncertificated Securities, Instruments, Etc.    17
Section 4.07.    Notification to Account Debtors    19
Section 4.08.    Information Regarding Collateral    19
Section 4.09.    Covenants Regarding Intellectual Property    19
Section 4.10.    Deposit Accounts and Securities Accounts    20
Section 4.11.    Electronic Chattel Paper    21
Section 4.12.    Commercial Tort Claims    21
Section 4.13.    Letter-of-Credit-Rights    21
Section 4.14.    Insurance    21
ARTICLE V DISTRIBUTIONS ON PLEDGED COLLATERAL; VOTING.    21
Section 5.01.    Right to Receive Distributions on Collateral; Voting.    21
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Table of Contents (Cont.)
Page
ARTICLE VI GENERAL AUTHORITY; REMEDIES    22
Section 6.01.    General Authority    22
Section 6.02.    Authority of the Collateral Agent    23
Section 6.03.    Remedies upon an Event of Default    23
Section 6.04.    Limitation on duty of Collateral Agent in respect of Collateral    26
Section 6.05.    Securities Act    26
Section 6.06.    Application of Proceeds    27
ARTICLE VII CONCERNING THE COLLATERAL AGENT    27
Section 7.01.    Reference to Credit Agreement    27
Section 7.02.    Indemnity    27
ARTICLE VIII MISCELLANEOUS    28
Section 8.01.    Notices    28
Section 8.02.    Costs and Expenses    28
Section 8.03.    No Waivers; Non-Exclusive Remedies    28
Section 8.04.    Reserved    28
Section 8.05.    Amendments and Waivers    28
Section 8.06.    Successors and Assigns    28
Section 8.07.    Limitation of Law; Severability    28
Section 8.08.    Counterparts; Effectiveness    29
Section 8.09.    Additional Grantors    29
Section 8.10.    Termination    29
Section 8.11.    Entire Agreement    30
Section 8.12.    GOVERNING LAW    30
Section 8.13.    SUBMISSION TO JURISDICTION    30
Section 8.14.    WAIVER OF JURY TRIAL    30
Section 8.15.    SERVICE OF PROCESS    30

Schedules:

Schedule 1.02	Commercial Tort Claims
Schedule 3.01(a)	Legal Name; Trade Name; Location; Chief Executive Office
Schedule 3.01(b)	Additional Grantor Information
Schedule 3.01(c)	Extraordinary Transactions
Schedule 3.06	Deposit Accounts and Securities Accounts
Schedule 3.08	Intellectual Property
Schedule 3.09	Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes
Schedule 3.10	Insurance
Schedule 3.11	Letter-of-Credit Rights
Schedule 3.12	Other Collateral
Schedule 4.01	Filings to Perfect Security Interests

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Table of Contents (Cont.)
Page
Exhibits:

Exhibit A	Form of Grant of Security Interest in United States Patents and Trademarks
Exhibit B	Form of Grant of Security Interest in United States Copyrights

- iii –

This PLEDGE AND SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this "Agreement") dated as of March 12, 2026 is made among CURIOSITY INC., a Delaware corporation (the "Borrower"), CuriosityStream Inc, a corporation organized and existing under the laws of the State of Delaware (the "Parent Company") and any other Person that becomes party hereto pursuant to Section 8.09 hereto (the Borrower, the Parent Company and each such person, a "Grantor", and collectively, the "Grantors"), in favor of CITIBANK, N.A., for itself and as collateral agent for the benefit of the Secured Parties (in such capacity, together with its successors, the "Collateral Agent").
Pursuant to that certain credit agreement, dated as of March 12, 2026, and entered into by, among others, the Borrower, as borrower, the Parent Company and certain affiliates of the Borrower, as guarantors, and Citibank, N.A. as Lender (as amended, amended and restated, novated, supplemented or otherwise modified or extended from time to time, the "Credit Agreement"), Citibank, N.A. has agreed to make available a facility to the Borrower subject to the terms and conditions stated therein.
In consideration of the extensions of credit and other accommodations of the Secured Parties as set forth in the Credit Agreement, each Grantor has agreed to secure the obligations of the Loan Parties under the Loan Documents as set forth herein.
The Grantors will receive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and each is, therefore, willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent as follows:
ARTICLE I
DEFINITIONS
Section 1.01.Terms Defined in the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein and in the introductory statement above, the respective meanings provided for therein.
Section 1.02.Terms Defined in the Uniform Commercial Code. Unless otherwise defined herein or in accordance with Section 1.01 or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC (as defined below), have the respective meanings provided in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account; As-Extracted Collateral; Bank; Certificated Security; Chattel Paper; Commercial Tort Claim; Commodity Account; Deposit Account; Document; Electronic Chattel Paper; Entitlement Order; Equipment; Financial Asset; Fixtures; Goods; Inventory; Investment Property; Letter-of-Credit Right; Money; Payment Intangible; Proceeds; Record; Securities Account; Securities Intermediary; Security; Security Certificate; Security Entitlement; Supporting Obligations; Tangible Chattel Paper; and Uncertificated Security.
Section 1.03.Additional Definitions. Terms defined in the introductory section hereof and in Section 1.02 have the respective meanings set forth therein. The following additional terms, as used herein, have the following respective meanings:
"Account Control Agreement" means (i) with respect to a Deposit Account, a deposit account control agreement, reasonably acceptable in form and substance to the Collateral Agent, among one or more Grantors, the Collateral Agent, and the bank which maintains such Deposit Account and (ii) with respect to a Securities Account, a securities account control agreement, reasonably acceptable in form and substance to the Collateral Agent, among one or more Grantors, the Collateral Agent and the Securities Intermediary which maintains such Securities Account.
"Account Debtor" means an "account debtor" (as defined in the UCC), and also means and includes Persons obligated to pay negotiable instruments and other Receivables.
"Agreement" has the meaning assigned to that term in the preamble.

"Collateral" has the meaning specified in Section 2.02 of this Agreement.
"Collateral Agent" has the meaning specified in the introductory section herein.
"Control Collateral" means (i) all Collateral consisting of Deposit Accounts, Money, Electronic Chattel Paper, Certificated Securities, Commodity Accounts, Uncertificated Securities, Instruments, Securities Entitlements, Securities Accounts and Letter-of-Credit Rights, and (ii) any other item of Collateral in which the security interest of the Collateral Agent is capable of being perfected solely by possession or control thereof by a secured party under Article 9 of the UCC or any other mandatory provisions of law.
"Copyright" means any of the following, whether now existing or hereafter arising, created, owned or acquired by a Grantor:
(i)the copyrights under U.S. or non-U.S. laws described on Schedule 3.08 (as a such Schedule may be amended or supplemented from time to time) and any renewals thereof;
(ii)all common law and/or statutory rights in all copyrightable subject matter under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), including, but not limited to, copyrights in software and all rights in and to databases and all design, whether registered or unregistered;
(iii)all registrations and applications for registration of any of the foregoing in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office or any other country;
(iv)all reissues, renewals, continuations and extensions of the foregoing;
(v)all tangible property embodying or incorporating any or all of the foregoing, whether in completed form or in some lesser state of completion, and all masters, duplicates, drafts, versions, variations and copies thereof, in all formats;
(vi)all claims for, and rights to sue for, past, present and future infringement of any of the foregoing;
(vii)all Proceeds of the foregoing, including, without limitation, income, royalties, license fees, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Copyright Licenses in connection therewith; and
(viii)all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
"Copyright License" means any agreement now or hereafter in existence granting to any Grantor any rights, whether exclusive or non-exclusive, to use another Person's copyrights or copyright applications, or pursuant to which any Grantor has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered, including, without limitation, the Copyright Licenses described on Schedule 3.08.
"Copyright Security Agreement" means a copyright security agreement, substantially in the form of Exhibit B, between one or more Grantors and the Collateral Agent.
"Credit Agreement" has the meaning assigned to that term in the preamble.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Delivery" and the corresponding term "Delivered" when used with respect to Collateral means:
(i)in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, accompanied by undated instruments of transfer or assignment duly executed in blank;
(ii)in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Uncertificated Securities or any other Person;
(iii)in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account, the execution and delivery by the relevant Securities Intermediary of an effective Account Control Agreement pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;
(iv)in the case of LLC Interests, Partnership Interests and Stock, (A) compliance with the provisions of Section 4.06(b) and (B) (1) compliance with clause (i) above for each such item of Collateral which is represented by a certificate and (2) compliance with the provisions of clause (ii) above for each such item of Collateral which is not evidenced by a certificate; and
(v)in the case of Collateral which constitute Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, accompanied by undated instruments of transfer or assignment duly executed in blank;
and in each case such additional or alternative procedures as may hereafter become reasonably appropriate to grant control of, or otherwise perfect a security interest in, any Pledged Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof.
"Discharge Date" means the date upon which all the Obligations (other than contingent indemnification obligations for which no claims have been made) have been unconditionally and irrevocably paid and discharged in full and the Revolving Loan Commitments of the Collateral Agent to make any Revolving Loan under the Credit Agreement shall have expired or been sooner terminated in accordance with the provisions of the Credit Agreement.
"Excluded Assets" means:
(i)Excluded Contracts;
(ii)Excluded Equipment;
(iii)Intent-to-Use Trademarks;
(iv)Margin Stock;
(v)Excluded Equity;
(vi)all Commercial Tort Claims with a value (as reasonably determined by the applicable Grantor) of less than $500,000;

(vii)all motor vehicles and other assets subject to certificates of title (to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement);
(viii)any property where the Collateral Agent and the Borrower mutually agree that the cost of obtaining or perfecting a security interest therein is excessive in relation to the value afforded to the Secured Parties thereby; and
(ix)any property of a Grantor to the extent and for so long that the grant of a security interest in such property in favor of the Collateral Agent is prohibited by or in violation of any law, rule or regulation applicable to such Grantor, after giving effect to the applicable anti-assignment provisions of the UCC, other applicable law and principles of equity.
"Excluded Contract" means at any date any rights or interest of a Grantor in, to or under any agreement, contract, license, instrument or other document (referred to solely for purposes of this definition as a "Contract") to the extent and for so long that such Contract, by the express terms of a valid and enforceable restriction in favor of a Person who is not a Group Company, (i) prohibits, or requires any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by a Grantor, in each case which prohibition, consent or other restriction is permitted under the Credit Agreement, and (ii) would give any party to such Contract other than a Group Company an enforceable right to terminate its obligations thereunder as a consequence of such assignment or grant of a security interest, after giving effect to the applicable anti-assignment provisions of the UCC, other applicable law and principles of equity; provided that (i) rights to payment under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by the UCC or other applicable law, and (ii) all Proceeds paid or payable to any Grantor from any sale, transfer or assignment of such Contract and all rights to receive such Proceeds shall be included in the Collateral.
"Excluded Equipment" means at any date any Equipment of a Grantor which is subject to, or secured by, a security interest securing a capital lease obligation or purchase money indebtedness permitted to be incurred under the Credit Agreement to the extent and for so long that (i) the express terms of a valid and enforceable restriction in favor of a Person who is not a Group Company contained in the agreements or documents granting or governing such capital lease obligation or purchase money indebtedness prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by a Grantor and (ii) such restriction relates only to the asset or assets acquired by a Grantor with the Proceeds of such capital lease obligation or purchase money indebtedness; provided that all Proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such Equipment and all rights to receive such Proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the capital lease or purchase money indebtedness secured by such Equipment.
"Exempt Deposit Accounts" means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Grantors to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Grantors and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts, (iii) any Deposit Account that is a zero-balance account, (iv) any Deposit Account that is used exclusively as an escrow account, fiduciary or other trust account, held exclusively for the benefit of third persons, and in each case, the funds or other property held in or maintained in such account, in each case to the extent such Deposit Account is expressly permitted pursuant to the terms of the Credit Agreement and (v) any other Deposit Account so long as the aggregate amount deposited in such Deposit Account does not exceed $100,000 at any time.
"Federal Securities Laws" has the meaning specified in Section 6.05.
"General Intangibles" means all "general intangibles" (as defined in the UCC) and also means and includes (i) all Payment Intangibles and other obligations and indebtedness owing to any

Grantor (other than Accounts), from whatever source arising, (ii) all Commercial Tort Claims, Judgments and/or Settlements, (iii) all rights or claims in respect of refunds for taxes paid, (iv) all rights in respect of any pension plans or similar arrangements maintained for employees of any Grantor or any ERISA Affiliate, (v) all interests in limited liability companies and/or partnerships which interests do not constitute Securities and (vi) all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.
"Grantor" has the meaning specified in the introductory section herein.
"Group Company" means each of the Parent Company and its subsidiaries.
"Instruments" means:
(i)all promissory notes from time to time issued to or otherwise acquired by any Grantor, including the promissory notes described on Schedule 3.09, as such schedule may be amended, supplemented or modified from time to time (the "Pledged Notes") and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such Pledged Notes; and
(ii)all promissory notes, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting "instruments" within the meaning of Article 9 of the UCC;
and in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
"Insurance Policy" means all policies of insurance and all proceeds of them either now or in the future held by, or written in favor of, a Grantor or in which it otherwise has an interest, including any key-person policies and those listed in Schedule 3.10 (as such schedule may be amended or supplemented from time to time) but excluding any third party liability or public liability insurance and any directors' and officers' insurance.
"Intellectual Property" means all Patents, Trademarks, Copyrights, Licenses, and any other rights in intellectual property, goodwill, trade names, service marks, trade secrets, confidential or proprietary technical and business information, know-how, show-how, domain names, mask works, customer lists, vendor lists, subscription lists, data bases and related documentation, registrations, franchises and all other intellectual or other similar property rights.
"Intent-to-Use Trademarks" has the meaning set forth in the definition of "Trademark".
"Investment Related Property" means (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Stock, Instruments, LLC Interests and Partnership Interests; provided that (a) in no event shall more than sixty-five percent (65%) of the total outstanding voting equity interests of any Foreign Subsidiary which is a first-tier subsidiary owned by a Loan Party constitute Investment Related Property, and (b) in no event shall the equity interests of any joint ventures issued or granted to, or held by, any Loan Party constitute Pledged Equity to the extent prohibited by any contractual obligations (not entered in contemplation thereof) or organization documents or to the extent that the grant of a security interest therein would require the consent of any Person (other than any Grantor) (in each case so long as such prohibition or requirement of consent was not implemented in anticipation of this exclusion), in each case, to the extent the applicable prohibition or requirement for consent is not rendered ineffective pursuant to applicable provisions of the UCC (such equity interests referred to in the foregoing clauses (a) and (b), the “Excluded Equity”), it being further agreed that the equity interests of any Foreign Subsidiary which is not a first-tier subsidiary of any Loan Party shall constitute Excluded Equity.
"Judgments" means all judgments, decrees, verdicts, decisions or orders issued in resolution of or otherwise in connection with a Commercial Tort Claim, whether or not final or subject to appeal, and including all rights of enforcement relating thereto and any and all Proceeds thereof.

"License" means any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is a party.
"LLC Interests" means all limited liability company membership interests from time to time issued to or otherwise acquired by any Grantor, including the limited liability company membership interests described on Schedule 3.09, as such schedule may be amended, supplemented or modified from time to time (collectively, the "Pledged LLC Interests") and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests and all right, title, interest, privileges, authority and power of any Grantor in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:
(i)all interests of such Grantor in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Grantor shall at any time be entitled in respect of such Pledged LLC Interests;
(ii)all other payments due or to become due to such Grantor in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;
(iii)all of such Grantor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Pledged LLC Interests;
(iv)all present and future claims, if any, of such Grantor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;
(v)all of such Grantor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Grantor in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and
(vi)in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
"Partnership Interests" means all partnership interests from time to time issued to or otherwise acquired by any Grantor, including the partnership interests described on Schedule 3.09, as such schedule may be amended, supplemented or modified from time to time (collectively, the "Pledged Partnership Interests") and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such Pledged Partnership Interests and all right, title, interest, privileges, authority and power of any Grantor in each partnership to which any Pledged Partnership Interest relates, including, without limitation:
(i)all interests of such Grantor in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Grantor shall at any time be entitled in respect of such Pledged Partnership Interests;

(ii)all other payments due or to become due to such Grantor in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;
(iii)all of such Grantor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at law or otherwise in respect of such Pledged Partnership Interests;
(iv)all present and future claims, if any, of such Grantor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;
(v)all of such Grantor's rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Grantor in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and
(vi)in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
"Patent" means any of the following, whether now existing or hereafter arising, invented, developed, reduced to practice, acquired or owned by a Grantor:
(i)the patents under U.S. or non-U.S. laws described on Schedule 3.08 and any renewals thereof;
(ii)all other letters patent and design letters patent of the United States or any other country;
(iii)all applications filed or in preparation for filing for letters patent and design letters patent of the United States or any other country including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or political subdivision thereof;
(iv)all reissues, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof;
(v)all claims for, and rights to sue for, past, present or future infringement of any of the foregoing;
(vi)all Proceeds of the foregoing, including, without limitation, income, royalties, license fees, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Patent Licenses in connection therewith; and
(vii)all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
"Patent and Trademark Security Agreement" means a patent and trademark security agreement, substantially in the form of Exhibit A, between one or more Grantors and the Collateral Agent.
"Patent License" means any agreement now or hereafter in existence granting to any Grantor any right, whether exclusive or non-exclusive, with respect to any Person's patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Grantor has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention, including, without limitation, the Patent Licenses described on Schedule 3.08.
"Pledged Collateral" means all Investment Related Property included in the Collateral.
"Pledged LLC Interests" has the meaning specified in the definition of "LLC Interests".
"Pledged Notes" has the meaning specified in clause (i) of the definition of "Instruments".
"Pledged Partnership Interests" has the meaning specified in the definition of "Partnership Interests".
"Pledged Shares" has the meaning specified in clause (i) of the definition of "Stock".
"Receivables" means all Accounts, all Payment Intangibles, all Instruments, all Chattel Paper, all Electronic Chattel Paper, all Letter-of-Credit Rights and all Supporting Obligations supporting or otherwise relating to any of the foregoing.
"Recordable Intellectual Property" means Intellectual Property the transfer of which is required to be recorded in the United States Patent and Trademark Office or the United States Copyright Office in order to be effective against subsequent third party transferees; provided that the following shall not be considered "Recordable Intellectual Property" hereunder: (i) unregistered United States Copyrights and (ii) non-exclusive Copyright Licenses.
"Requisite Priority Security" means a valid and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties and securing the Obligations, subject (a) in the case of Pledged Collateral, only to Permitted Liens having priority over the Collateral Agent's Security Interest by operation of law, and (b) in the case of every other type of Collateral, only to Permitted Liens.
"Security Interests" means the security interests granted pursuant to Section 2.01 hereof in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.
"Settlements" means all right, title and interest of a Grantor in, to and under any settlement agreement or other agreement executed in settlement or compromise of any Commercial Tort Claim, including all rights to enforce such agreements and all payments thereunder or arising in connection therewith.
"Stock" means:
(i)all shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Grantor, including the shares of capital stock and other Securities described on Schedule 3.09, as such schedule may be amended, supplemented or modified from time to time (collectively, the "Pledged Shares"), the certificates representing such Pledged Shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such Pledged Shares; and
(ii)in each case to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.
"Trademark" means any of the following, whether now existing or hereafter arising, used, acquired or owned by a Grantor:
(i)the trademarks under U.S. or non-U.S. laws described on Schedule 3.08 and any renewals thereof (but excluding in all cases all "intent-to-use" United States trademark applications for which an "Amendment to Allege Use" or "Statement of Use" has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office (collectively, "Intent-to-Use Trademarks"));
(ii)all other trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names, trademark rights arising out of domain names and trade dress which are or have been used in the United States or in any state, territory or possession thereof, or in any other place, nation or jurisdiction, along with all prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law;
(iii)the goodwill of the business symbolized thereby or associated with each of the foregoing;
(iv)all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof;
(v)all reissues, extensions and renewals thereof;
(vi)all claims for, and rights to sue for, past, present or future infringements of any of the foregoing;
(vii)all Proceeds of the foregoing, including, without limitation, income, royalties, license fees, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Trademark Licenses in connection therewith; and
(viii)all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
"Trademark License" means any agreement now or hereafter in existence granting to any Grantor any right, whether exclusive or non-exclusive, to use another Person's trademarks or trademark applications, or pursuant to which any Grantor has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Trademark, whether or not registered, including, without limitation, the Trademark Licenses described on Schedule 3.08 and the rights to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by any Grantor and now or hereafter covered by such license agreements.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
Section 1.04.Terms Generally. The definitions in the introductory statement hereof and in Sections 1.02 and 1.03 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.
Furthermore, in this Agreement, unless a contrary intention appears, a reference to:

(a)    the Collateral Agent, any Secured Party, any Loan Party or any other person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors in title, permitted assignees and transferees; or
(b)    any Loan Document or other agreement or instrument is to be construed as a reference to that agreement or instrument as amended, modified, supplemented or novated (excluding any amendment, modification, supplement or novation made contrary to any provision of any Loan Document).
ARTICLE II
SECURITY INTERESTS
Section 2.01.Grant of Security Interests. To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of its obligations and the obligations of all other Loan Parties hereunder and under the other Loan Documents in respect of the Obligations, each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, and each Grantor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, all of such Grantor's right, title and interest in, to and under the Collateral.
Section 2.02.Collateral. All right, title and interest of each Grantor in, to and under the following, whether now owned or existing or hereafter created or acquired by a Grantor, whether tangible or intangible, and regardless of where located, are herein collectively referred to as the "Collateral":
(a)all Accounts;
(b)all As-Extracted Collateral;
(c)all Chattel Paper;
(d)all Commercial Tort Claims now or hereafter described on Schedule 1.02;
(e)all Deposit Accounts and all Money;
(f)all Documents;
(g)all General Intangibles;
(h)all Goods (including, without limitation, Inventory, Equipment and Fixtures);
(i)all Instruments;
(j)all Intellectual Property;
(k)all Investment Related Property;
(l)all Letter-of-Credit Rights;
(m)all Supporting Obligations;
(n)all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the Collateral;
(o)monies and property of any kind of any Grantor maintained with or in the possession of or under the control of the Collateral Agent; and

(p)to the extent not otherwise included above, all other personal property of any kind, whether tangible or intangible, and all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;
provided, however, that the Collateral shall not include any Excluded Assets.
Section 2.03.Continuing Liability of Each Grantor. Anything herein to the contrary notwithstanding, each Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral. None of the Collateral Agent or any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Collateral, nor shall the Collateral Agent be required to perform or fulfill any of the obligations of any Grantor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, none of the Collateral Agent or any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.
Section 2.04.Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Grantor hereunder are unconditional and absolute and independent and separate from (i) any other security for or guaranty of the Obligations executed by such Grantor and (ii) any other security for or guaranty of the Obligations executed by any other Grantor or any other Person. Without limiting the generality of the foregoing, the obligations of each Grantor hereunder shall not be released, discharged or otherwise affected or impaired by:
(a)any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Loan Party under any Loan Document or any other agreement or instrument evidencing or securing any Obligation, by operation of law or otherwise;
(b)any change in the manner, place, time or terms of payment of any Obligation or any other amendment, supplement or modification to any Loan Document or any other agreement or instrument evidencing or securing any Obligation;
(c)any release, non-perfection or invalidity of any direct or indirect security for any Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Obligation or any release of the Borrower or any other Loan Party or any other obligor in respect of any Obligation;
(d)any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Obligation;
(e)the existence of any claim, set-off or other right which any Grantor may have at any time against any other Loan Party, the Collateral Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(f)any invalidity or unenforceability relating to or against any other Loan Party for any reason of any Loan Document or any other agreement or instrument evidencing or securing any Obligation or any provision of applicable law or regulation purporting to prohibit the payment by any other Loan Party of any Obligation;
(g)any failure by the Collateral Agent or any other Secured Party: (A) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Obligations; (C) to commence any action against any Loan Party; (D) to disclose to any Loan Party any facts which such Secured Party may now or hereafter know with regard to any Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Obligations;
(h)any direction as to application of payment by any other Loan Party or any other Person;
(i)any subordination by any Secured Party of the payment of any Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;
(j)any act or failure to act by the Collateral Agent or any other Secured Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Obligations and, notwithstanding any payment made by any Grantor hereunder or under any other Loan Document or any set-off or application of funds of any Grantor by the Collateral Agent, no Grantor shall be entitled to be subrogated to any of the rights of the Collateral Agent against any other Loan Party or any collateral security or guarantee or right of offset held by the Collateral Agent for the payment of the Obligations, nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from any other Loan Party in respect of amounts paid hereunder or any other Loan Document by such Grantor, until all amounts owing to the Collateral Agent by the Loan Parties on account of the Obligations are paid in full and all commitments to grant extensions of credit under the Credit Agreement are terminated and if any amount shall be paid to any Grantor on account of such subrogation rights in violation of this clause (j) such amount shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall forthwith be delivered by such Grantor to the Collateral Agent in the exact form received by such Grantor to be applied against the Obligations; or
(k)any other act or omission to act or delay of any kind by any Loan Party or the Collateral Agent or any other Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Grantor's obligations hereunder.
This Agreement shall remain fully enforceable against each Grantor irrespective of any defenses that any other Loan Party may have or assert in respect of the Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Loan Party (including any Grantor) may assert the defense that the Discharge Date has, or shall have, occurred.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants that:
Section 3.01.Grantor Information.
(a)Schedule 3.01(a) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the exact legal name of such Grantor (as it appears in its certificate of incorporation, certificate of formation, partnership agreement or certificate of limited partnership, as applicable), (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business is located.
(b)Except as provided on Schedule 3.01(b) (as such schedule may be amended or supplemented from time to time), (i) it has not changed its name, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, or used any other name on any filings with the Internal Revenue Service, in each case, within the past five (5) years and (ii) it has not changed its jurisdiction of organization within the past four months.

(c)As of the date hereof, except for those purchases, acquisitions and other transactions described in Schedule 3.01(c), all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.
(d)No Grantor is a "transmitting utility" (as defined in Section 9-102(a)(80) of the UCC).
Section 3.02.Title to Collateral.
(a)Such Grantor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of the Collateral in which it has granted a security interest hereunder, free and clear of any liens or security interests except for the Security Interests and Permitted Liens.
(b)Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests or Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.
(c)No Pledged Collateral or other Collateral having a value individually or collectively in excess of $250,000 (other than Inventory in transit not covered by a Document or Inventory in the possession of a carrier or similar bailee as to which the provisions of Section 4.04 of this Agreement have been complied with and other than consignment inventory in the possession of customers) is in the possession or control of any Person (other than a Grantor) asserting any claim thereto or security interest therein, except that the Collateral Agent (on behalf of itself and the other Secured Parties) or its designees, may have possession and/or control of Control Collateral as contemplated hereby and by the other Loan Documents and except that Inventory and/or Equipment may be in the possession of shippers, repairmen, vendors performing assembly services and Persons performing similar services in the ordinary course of business of the Grantors in connection with the provision of such services and except for customary rights of landlords at leased locations and bailees at warehouse locations.
Section 3.03.Validity, Perfection and Priority of Security Interests.
(a)The Security Interests granted in favor of the Collateral Agent for the benefit of the Secured Parties constitute legal and valid security interests in all of the Collateral securing the Obligations.
(b)When Uniform Commercial Code financing statements stating that the same covers "all assets of the Grantor", "all personal property of the Grantor" or words of similar import shall have been filed in the offices specified in Schedule 4.01 hereto, the Security Interests will constitute a Requisite Priority Security in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the Uniform Commercial Code of each applicable jurisdiction.
(c)    When each Patent and Trademark Security Agreement has been filed with the United States Patent and Trademark Office and each Copyright Security Agreement has been filed with the United States Copyright Office, if applicable, the Security Interests will constitute a Requisite Priority Security in all right, title and interest of such Grantor in the Recordable Intellectual Property therein described to the extent that a security interest therein may be perfected by such filing pursuant to applicable law.
(d)When each Account Control Agreement, if applicable, has been executed and delivered to the Collateral Agent, the Security Interests will constitute a Requisite Priority Security in all right, title and interest of the Grantors in the Deposit Accounts and Securities Accounts, as applicable, subject thereto.
(e)So long as such Grantor is in compliance with the provisions of Section 4.11, if applicable, the Security Interests shall constitute a Requisite Priority Security in all right, title and interest of such Grantor in all Electronic Chattel Paper.

(f)Upon Delivery of the Pledged Collateral, if applicable, the Security Interests shall constitute a Requisite Priority Security in all right, title and interest of such Grantor in all Pledged Collateral.
Section 3.04.Receivables. With respect to each Receivable of such Grantor, all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and all papers and documents (if any) relating thereto (i) represent legal, valid and binding obligations of the respective Account Debtor, subject to adjustments customary in the business of such Grantor, with respect to unpaid indebtedness or other monetary obligations incurred by such Account Debtor in respect of the performance of labor or services, the sale, lease, license, assignment, exchange and delivery of the merchandise or other property listed therein, the incurrence of a secondary obligation as set forth therein or the use of a credit or charge card or information contained on or for use with such a card or any combination of the foregoing, and (ii) are the only original writings evidencing and embodying such obligations of the Account Debtor named therein (other than copies created for general accounting purposes) and are in material compliance with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.
Section 3.05.No Consents. No consent of any other Person (including, without limitation, any member, stockholder or creditor of such Grantor or any of its subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by such Grantor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except (i) as has been obtained, (ii) as contemplated by Section 3.03 or (iii) in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.
Section 3.06.Deposit and Securities Accounts. Schedule 3.06 (as such schedule may be amended or supplemented from time to time) sets forth a complete and correct list of each Grantor's Deposit Accounts and Securities Accounts, the name and address of the financial institution which maintains each such account, the purpose for which such account is used, whether such account is an Exempt Deposit Account and certain additional related information with respect such Securities Accounts.
Section 3.07.Commercial Tort Claims. Except as set forth on Schedule 1.02 (as such schedule may be amended or supplemented from time to time), no Grantor possesses any Commercial Tort Claims with a value (as reasonably determined by the applicable Grantor) in excess of $500,000.
Section 3.08.Intellectual Property. Schedule 3.08 (as such schedule may be amended or supplemented from time to time) sets forth a complete and correct list of all of the Copyrights, Patents, Trademarks and Trademark Licenses, Copyright Licenses and Patent Licenses held by any Grantor, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent, Trademark or Copyright owned by each Grantor.
Section 3.09.Pledged Collateral.
(a)Schedule 3.09 (as such schedule may be amended or supplemented from time to time) sets forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of each Grantor in, the Stock, LLC Interests and Partnership Interests issued by each of such Grantor's subsidiaries, (ii) all other Stock, LLC Interests and Partnership Interests held by such Grantor (including percentage owned and number of shares, units or other equity interests), and (iii) the issuer, date of issuance and amount of all promissory notes owned or held by such Grantor. Such Grantor holds all such Collateral directly (i.e., not through a subsidiary, Securities Intermediary or any other Person).
(b)All Pledged Collateral has been duly authorized and validly issued, is fully paid and non-assessable, to the extent applicable, and is subject to no options to purchase or similar rights of any Person. Except as set forth on Schedule 3.09 as of the date hereof, (i) such Pledged Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Pledged Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) other than to the extent constituting a Permitted Lien there are no Security or agreements, arrangements or obligations to create or give any Security relating to any such shares of capital stock. No Grantor is now or will become a party to or otherwise bound by any agreement, other than this Agreement and the other Loan Documents, which restricts in any adverse manner the rights of the Collateral Agent or any other present or future holder of any Collateral with respect thereto.
Section 3.10.Insurance. Schedule 3.10 (as such schedule may be amended or supplemented from time to time) sets forth a true and correct list of all of the insurance policies of such Grantor.
Section 3.11.Letter-of-Credit Rights. Except as set forth on Schedule 3.11 (as such schedule may be amended or supplemented from time to time), no Grantor possesses any Letter of Credit in excess of $500,000 issued in favor of such Grantor, as beneficiary thereunder.
Section 3.12.Other Collateral . Except as set forth on Schedule 3.12 (as such schedule may be amended or supplemented from time to time), no Grantor owns or holds any of the following types of property: (a) agreements and contracts with any Governmental Authority, (b) aircraft or airplanes, (c) ships or boat vessels, (d) rolling stock or trains or (e) oil, gas, minerals or As-Extracted Collateral.
ARTICLE IV
COVENANTS
Each Grantor covenants and agrees that until the Discharge Date, such Grantor will comply with the following:
Section 4.01.Deliveries. Such Grantor shall (i) within three (3) Business Days after the date of this Agreement (or such later date as may be agreed by the Collateral Agent in its sole discretion), comply with the requirements of Section 4.06 with respect to all Pledged Shares, Pledged Notes, Pledged LLC Interests and Pledged Partnership Interests included in the Collateral and specified on Schedule 3.09, (ii) use commercially reasonable efforts to deliver to the Collateral Agent within ninety (90) days after the date of this Agreement (or such later date as may be agreed by the Collateral Agent in its sole discretion), a fully executed Account Control Agreement with respect to each of its Deposit Accounts (other than Exempt Deposit Accounts) and Securities Accounts specified in Schedule 3.06, (iii) deliver to the Collateral Agent insurance certificates, on or prior to the date of this Agreement, and related endorsements, within forty five (45) days after the date of this Agreement (or such later date as may be agreed by the Collateral Agent), evidencing such Grantor's compliance with Section 4.14, (iv) on or prior to the date of this Agreement, deliver to the Collateral Agent a fully executed consent in form and substance acceptable to the Collateral Agent with respect to each of its Letter-of-Credit Rights (other than those that constitute Supporting Obligations), (v) on or prior to the date of this Agreement execute and deliver a Copyright Security Agreement and a Patent and Trademark Security Agreement, as applicable, in respect of the Recordable Intellectual Property specified in Schedule 3.08, and (vi) within ten (10) days in the case of Uniform Commercial Code financing statements and within thirty (30) days in all other cases, following the date of this Agreement cause all filings and recordings specified in Schedule 4.01 to have been completed and deliver evidence thereof to the Collateral Agent in form reasonably acceptable to the Collateral Agent.
Section 4.02.Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements. Such Grantor will not change its name, identity, structure, location of its chief executive office or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case, unless it shall have given the Collateral Agent not less than fifteen (15) days' (or such shorter period as may be agreed by the Collateral Agent) prior written notice thereof. Each Grantor agrees to provide to the Collateral Agent, upon its reasonable request, the certified organizational documents reflecting any of the changes in the preceding sentence. Such Grantor shall not in any event change the location of any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), if such change would (i) cause the Security Interests in any Collateral to lapse or cease to be perfected, or (ii) materially affect the value of, or the rights of the Collateral Agent in, any Collateral unless such Grantor has taken on or before the date of such change all actions necessary to ensure that (a) the Security Interests in the Collateral do not lapse or cease to be perfected and (b) the value of, and the rights of the Collateral Agent in, any Collateral are not materially affected.
Section 4.03.Further Actions. Such Grantor will, from time to time at its expense and in such manner and form as the Collateral Agent may reasonably request, execute, deliver, file and record or authorize the recording of any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code and any filings with the United States Patent and Trademark Office and the United States Copyright Office) that from time to time may be necessary or advisable under the UCC or with respect to Recordable Intellectual Property, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral. Such Grantor shall maintain the Security Interests as a Requisite Priority Security, and shall defend such Security Interests as Requisite Priority Security against the claims and demands of all Persons to the extent adverse to such Grantor's ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file, in the name of such Grantor or otherwise and without the signature or other separate authorization or authentication of such Grantor appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Collateral Agent may reasonably deem necessary or appropriate to further perfect or maintain the perfection of the Security Interests. Such Grantor hereby authorizes the Collateral Agent to file financing and continuation statements describing the Collateral covered thereby as "all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights" or words to similar effect, notwithstanding that such description may be broader in scope than the Collateral described in this Agreement. Each Grantor also hereby irrevocably authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, each Copyright Security Agreement and each Patent and Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no Grantor shall be required to take any action in, or required by the laws of, any jurisdiction (other than in the United States of America, any state thereof and the District of Columbia) to create a security interest in or to perfect any security interest in any Collateral, including in equity interests of Foreign Subsidiaries or any intellectual property rights (it being understood that (i) there shall be no security documents governed by the Laws of any jurisdiction (other than in the United States of America, any state thereof and the District of Columbia) and (ii) there shall be no requirement of any Grantor to make any filings or take any action in any office in any foreign jurisdiction, including with respect to foreign intellectual property).
Section 4.04.Collateral in Possession of Other Persons, Leased Real Property Locations. If any of such Grantor's Collateral having a value individually or collectively in excess of $500,000 is at any time in the possession or control of any warehouseman, vendor, bailee or any agents or processors of any Grantor, such Grantor shall promptly (and in any event within thirty (30) days of the date hereof or, if such possession or control occurs after the date hereof, the date on which such possession or control shall have occurred, or such longer period agreed to by the Collateral Agent) (i) notify such warehouseman, vendor, bailee, agent or processor of the Security Interests created hereby, (ii) instruct such warehouseman, vendor, bailee, agent or processor to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's instructions, (iii) use commercially reasonable efforts to cause such warehouseman, vendor, bailee, agent or processor to authenticate a record acknowledging that it holds possession of such Collateral for the benefit of the Collateral Agent and the Secured Parties, and (iv) make such authenticated record available to the Collateral Agent. Such Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform

Commercial Code as in effect in any relevant jurisdiction or under other relevant law). If any Grantor enters into any lease of real estate after the date hereof, it shall promptly (and in any event within thirty (30) days or such longer period agreed to by the Collateral Agent) notify the Collateral Agent thereof and at the request of the Collateral Agent, such Grantor will use commercially reasonable efforts to obtain waivers from the landlords of all such real estate in form and substance as shall be reasonably acceptable to the Collateral Agent. Nothing in this Section 4.04 shall prohibit the delivery of consigned goods to customers in the ordinary course of business.
Section 4.05.Books and Records; Receivables. Such Grantor shall keep full and accurate books and records relating to the Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. Such Grantor shall not, other than in the ordinary course of business consistent with past practice, or as otherwise permitted in the Credit Agreement, (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable or (iv) allow any credit or discount whatsoever on any Receivable.
Section 4.06.Delivery of Certificated Securities, Uncertificated Securities, Instruments, Etc.
(a)All Pledged Collateral (other than (i) promissory notes having individually a face value not in excess of $500,000, (ii) Cash Equivalents held in a Deposit Account or a Securities Account that is subject to an effective Account Control Agreement to the extent required by Section 4.10 hereof, or that are held in an Exempt Deposit Account, (iii) checks and drafts received for collection in the ordinary course of business and (iv) that which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof shall be Delivered to and held by the Collateral Agent, appropriately indorsed (within the meaning of Section 8-107 of the UCC)), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective indorsement, in each case, to the Collateral Agent or in blank. To the extent permitted by applicable law, the Collateral Agent shall have the right upon the occurrence of an Event of Default, and upon notice to any Grantor, to cause any or all of the Pledged Collateral to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will promptly give the Collateral Agent copies of any material written notices or other material written communications received by it with respect to Pledged Collateral registered in the name of such Grantor.
(b)Each LLC Interest and Partnership Interest included in the Collateral and that constitutes a Certificated Security shall constitute and shall remain a "security" within the meaning of, and governed by, Article 8 of the Uniform Commercial Code as in effect from time to time in the state of organization of each issuer thereof, and each issuer of such LLC Interests and Partnership Interests has ensured, or will ensure, that its limited liability agreement, partnership agreement or other applicable organizational documents governing LLC Interests and Partnership interests issued by it expressly provides that each such interest is and will remain a "security" within the meaning of, and governed by, Article 8 of the UCC. No agreement or organizational document with respect to any Pledged Collateral evidencing ownership interests in a subsidiary of a Grantor providing (i) that any such interest is and will remain a security under Article 8 of the UCC, (ii) that such interests are represented by a certificate (in which the Collateral Agent's security interest has been or is required to be perfected pursuant to clause (i) of the definition of "Delivery" in Section 1.03), or (iii) that such interests are not represented by a certificate (in which the Collateral Agent's security interest has been or is required to be perfected pursuant to clause (ii) of the definition of "Delivery" in Section 1.03), shall be amended, modified or supplemented to provide otherwise without the prior written consent of the Collateral Agent.
(c)Without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (i) other than as expressly permitted under the Loan Documents, including Section 4.02, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection, priority or enforceability of the Collateral Agent's Security Interest therein, (ii) except as provided in Section 4.06(d), permit any issuer of any Pledged Collateral to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) other than as expressly permitted under the Loan Documents, permit any issuer of any Pledged Collateral to dispose of all or a material portion of its assets, (iv) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Collateral, or (v) cause any issuer of any Partnership Interests or LLC Interests included in the Collateral of such Grantor which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Partnership Interests or LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Partnership Interests or LLC Interests included in the Collateral takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall comply with the delivery requirements of clause (i) or clause (ii), as applicable, of the definition of "Delivery" in Section 1.03.
(d)Except to the extent otherwise permitted under the Credit Agreement, such Grantor will cause each issuer of the Pledged Collateral that is a subsidiary of such Grantor not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other Instruments in addition to or in substitution for the Pledged Collateral issued by such issuer (in each case to the extent that such items constitute Collateral), except to such Grantor and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other Instruments to such Grantor, such Grantor will promptly (and in any event within thirty (30) days or such longer period agreed to by the Collateral Agent) Deliver all such items (in each case to the extent that such items constitute Collateral) to the Collateral Agent to hold as Collateral hereunder together with a certificate executed by an authorized officer of such Grantor describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedule 3.09 as are necessary to cause such Schedule to be complete and accurate at such time.
Section 4.07.Notification to Account Debtors.     Upon the occurrence of an Event of Default and if so requested by the Collateral Agent, such Grantor will promptly notify (and such Grantor hereby authorizes the Collateral Agent after the occurrence of any Event of Default so to notify) each Account Debtor in respect of any Receivable that such Collateral has been assigned to the Collateral Agent for the benefit of the Secured Parties, and that any payments due or to become due in respect of such Collateral are to be made by such Account Debtor and any other Person via direct wire transfer directly to the Collateral Agent or any other designee on its behalf.
Section 4.08.Information Regarding Collateral. Such Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.
Section 4.09.Covenants Regarding Intellectual Property.
(a)Such Grantor (either itself or through licensees) will, for each Patent which such Grantor determines in its reasonable business judgment is material to the conduct of such Grantor's business, not do any act, or omit to do any act, whereby any such Patent becomes invalidated or dedicated to the public, and shall use commercially reasonable efforts to mark any products covered by any such Patent with the relevant patent number or indication that a Patent is pending as required by the patent laws.
(b)Such Grantor (either itself or, if permitted by law, through its licensees or its sublicensees) will, for each Trademark which such Grantor determines in its reasonable business judgment is material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity from non-use, material alteration, naked licensing or genericide, (ii) maintain the quality of products and services offered under such Trademark in a manner substantially consistent with or better than the quality of such products and services as of the date hereof, (iii) display such Trademark with proper notice, including notice of federal registration to the extent permitted by applicable law, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, (v) not permit any assignment in gross of such Trademark and (vi) allow the Collateral Agent and its designees the right, upon reasonable notice, to inspect such Grantor's premises and to examine and observe such Grantor's books, records and operations, including, without limitation, its quality control processes, upon reasonable notice and at such reasonable times and as often as may be reasonably requested.
(c)Such Grantor (either itself or through licensees) will, for each work covered by a Copyright which such Grantor determines in its reasonable business judgment material to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice.
(d)Such Grantor shall promptly notify the Collateral Agent if it knows or has reason to know that any Patent, Trademark or Copyright (or any application or registration relating thereto) which such Grantor determines in its reasonable business judgment is material for the conduct of such Grantor's business may become abandoned or dedicated to the public, or of any material, adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, other than office actions or similar proceedings issued in the ordinary course) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same or to keep, use or maintain the same.
(e)Such Grantor will take commercially reasonable steps to file, maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) which such Grantor determines in its reasonable business judgment are material for the conduct of such Grantor's business and to preserve and maintain all material common law rights in any such Trademarks and each registration of such Patents, Trademarks and Copyrights, including filing and paying fees for applications for renewal, reissues, divisions, continuations, continuations-in-part, affidavits of use, affidavits of incontestability and maintenance, and, unless such Grantor shall reasonably determine that any such action would be of negligible economic value, to initiate opposition, interference, reexamination and cancellation proceedings against third parties.
(f)If any rights to any Patent, Trademark, Copyright or License relating thereto which such Grantor determines in its reasonable business judgment are material for the conduct of such Grantor's business is believed infringed, misappropriated, breached or diluted by a third party, such Grantor shall, unless such Grantor shall reasonably determine that any such action would be of negligible economic value, take commercially reasonable actions to enforce such Patent, Trademark, Copyright or License, including where deemed necessary by such Grantor, to sue for infringement, misappropriation, breach or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark, Copyright or License.
(g)At the request of the Collateral Agent (which shall not be made more than once in any fiscal year of a Grantor, unless an Event of Default has occurred and is continuing), such Grantor will (i) inform the Collateral Agent of (a) all applications for Patents, Trademarks or Copyrights filed during such fiscal year by such Grantor or by any agent, employee, licensee or delegate on its behalf with the United States Patent and Trademark Office or the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, and (b) all acquired registered Patents, Trademarks or Copyrights, or applications therefor, and (ii) as soon as reasonably practicable (and in any event within sixty (60) days or such longer period agreed to by the Collateral Agent) upon request of the Collateral Agent, execute any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interests in such application, any such Patent, Trademark or Copyright and the goodwill or accounts and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and file such writings for the foregoing purposes.
(h)As to all Licenses which such Grantor determines in its reasonable business judgment are material to the conduct of such Grantor's business and entered with any third party licensor, such Grantor will use commercially reasonable and good faith efforts to, as soon as reasonably practicable, obtain all requisite consents or approvals by the licensor to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee and to effect the sub-license contemplated under Section 6.03(e) upon the occurrence of an Event of Default, and such

Grantor shall provide written notice to the Collateral Agent upon failure to obtain any such consent or approval.
(i)Such Grantor shall take all actions (and cause all other Persons, including licensees, to the extent such other Persons are subject to its control to take such actions) which are necessary or advisable and reasonably requested by the Collateral Agent to protect, preserve and confirm the validity, priority, perfection or enforcement of the rights granted to the Collateral Agent under this Agreement. Such Grantor will use commercially reasonable efforts so as not to permit the inclusion in any contract or agreement governing or relating to any Trademarks, Patents or Copyrights obtained after the date hereof or any license agreements entered into after the date hereof relating to any of the foregoing of any provisions that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests therein.
Section 4.10.Deposit Accounts and Securities Accounts. Except as expressly provided in Section 4.01 hereto, no Grantor shall establish after the date hereof or permit to exist any Deposit Account (other than Exempt Deposit Accounts) or any Securities Account, in each case without promptly (and in any event, within ninety (90) days after establishing such Deposit Account, or such longer period as may be agreed by the Collateral Agent in its sole discretion) using commercially reasonable efforts to deliver to the Collateral Agent a fully executed Account Control Agreement with respect to such account. Subject to the rights of the Collateral Agent under Article VI hereof, each Grantor shall cause all Proceeds of Collateral hereunder to be deposited in a Deposit Account maintained with the Collateral Agent or with respect to which an effective Account Control Agreement has been delivered to the Collateral Agent.
Section 4.11.Electronic Chattel Paper. If requested by the Collateral Agent, such Grantor shall promptly (and in any event within thirty (30) days (or such longer period agreed to by the Collateral Agent) of the date hereof or, if later, of acquiring any Electronic Chattel Paper) create, store and otherwise maintain all records comprising Electronic Chattel Paper with a value in excess of $100,000 in the manner contemplated in Section 9-105 of the UCC such that: (i) a single authoritative copy of each such record exists which is unique, identifiable and, except as provided in subclause (iv) below, unalterable, (ii) the authoritative copy of each such record shall identify the Collateral Agent as an assignee thereof, (iii) the authoritative copy of each such record is communicated to and maintained by the Collateral Agent or its designee, (iv) copies or revisions that add or change any assignees of such record can be made only with the participation of the Collateral Agent, (v) each copy (other than the authoritative copy) of such record is readily identifiable as a copy and (vi) any revision of the authoritative copy of such record is readily identifiable as an authorized or unauthorized revision.
Section 4.12.Commercial Tort Claims. In the event any Commercial Tort Claim of a Grantor in excess of $500,000 arises or otherwise becomes known after the date hereof, the applicable Grantor will promptly and within thirty (30) days from the date thereof (or such longer period agreed to by the Collateral Agent) deliver to the Collateral Agent a supplement to Schedule 1.02 hereto describing such Commercial Tort Claim and expressly subjecting such Commercial Tort Claim, all Judgments and/or Settlements with respect thereto and all Proceeds thereof to the Security Interests hereunder.
Section 4.13.Letter-of-Credit-Rights. If any Letter-of-Credit Rights in excess of $500,000 are hereafter acquired by any Grantor (other than those which constitute Supporting Obligations) such Grantor shall promptly and within thirty (30) days from the date thereof (or such longer period agreed to by the Collateral Agent) notify the Collateral Agent thereof and, at the request of the Collateral Agent, the applicable Grantor will deliver or cause to be delivered to the Collateral Agent a fully executed consent with respect thereto in form and substance reasonably acceptable to the Collateral Agent.
Section 4.14.Insurance. Each Grantor shall cause each (i) Insurance Policy that is a liability policy to name the Collateral Agent as an additional insured thereunder as its interests may appear and (ii) Insurance Policy that is a casualty insurance policy covering Collateral to contain a loss payable clause or endorsement, reasonably satisfactory to the Collateral Agent, that names the Collateral Agent as the loss payee thereunder. Each Grantor will collect all amounts payable to it under any Insurance Policy and shall, prior to an Event of Default, be entitled to receive and retain all such amounts, subject to the terms of the Credit Agreement and, following an Event of Default, pay such amounts into a Deposit Account that is subject to an effective Account Control Agreement, and, pending that payment, hold those proceeds on trust for the Collateral Agent.
ARTICLE V
DISTRIBUTIONS ON PLEDGED COLLATERAL; VOTING.
Section 5.01.Right to Receive Distributions on Collateral; Voting.
(a)Except to the extent prohibited by any Loan Document, so long as no Event of Default has occurred and is continuing:
(i)Each Grantor shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided, however, that no Grantor shall exercise or refrain from exercising any such right if, in the Collateral Agent's reasonable judgment, such action would be materially adverse to the interests of the Collateral Agent and the other Secured Parties under this Agreement.
(ii)Each Grantor shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Pledged Collateral; provided, however, that any and all dividends, interest and other payments and distributions paid or payable (other than in cash) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral shall be received by any Grantor in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith Delivered, in the same form as so received, to the Collateral Agent or its nominee or custodian to hold as Collateral to the extent required hereunder.
(b)The Collateral Agent shall, upon receiving a written request from any Grantor accompanied by a certificate signed by an authorized officer of such Grantor stating that no Event of Default has occurred, execute and deliver (or cause to be executed and delivered) to such Grantor or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (A) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to paragraph (B) above in respect of any of the Pledged Collateral which is registered in the name of the Collateral Agent or its nominee.
(c)Upon the occurrence of an Event of Default:
(i)All rights of each Grantor to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions.
(ii)All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Grantor contrary to the provisions of paragraph (A) of this Section 5.01(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or its nominee or custodian to hold as Collateral.
(d)Upon the occurrence of an Event of Default, all rights of such Grantor to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall immediately cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights. Each Grantor shall, at its sole cost and expenses, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to this Section 5.01(d) and to receive all dividends, interest, distributions, cash, instruments and other payment and distributions pursuant to Section 5.01(c).
ARTICLE VI
GENERAL AUTHORITY; REMEDIES
Section 6.01.General Authority. Each Grantor hereby irrevocably appoints the Collateral Agent and any officer, employee or agent thereof as its true and lawful attorney-in-fact, with full power of substitution and delegation, in the name of such Grantor, the Collateral Agent, the Secured Parties, or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at such Grantor's expense, to the extent not prohibited by applicable law, to exercise at any time and from time to time (i) after an Event of Default has occurred or (ii) if the relevant Grantor has failed to comply with any further assurance or perfection obligation hereunder within fifteen (15) Business Days of being notified of that failure and being requested to comply in writing, all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Discharge Date:
(a)to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;
(b)to receive, take, indorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable Instruments taken or received by such Grantor as, or in connection with, the Collateral;
(c)to accelerate any Receivable which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on or by virtue of any Collateral;
(d)to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;
(e)to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, including, without limitation, for the implementation of any assignment, lease, License, sublicense, grant of option, sale or other disposition of any Intellectual Property or any action related thereto, as fully and effectually as if the Collateral Agent were the absolute owner thereof;
(f)to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;
(g)to vote all or any part of the Pledged Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral; and
(h)to do, at its option, but at the expense of the Grantors, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.
Section 6.02.Authority of the Collateral Agent. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.
Section 6.03.Remedies upon an Event of Default.
(a)If any Event of Default has occurred, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Obligations (including, without limitation, the right to give instructions or a notice of sole control under an Account Control Agreement): (i) exercise on behalf of the Secured Parties all rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Grantor or any other Person (all of which demands and/or notices are hereby waived by each Grantor), (A) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account or Securities Account pursuant to the related Account Control Agreement and apply all such funds as specified in Section 6.06 and (B) if there shall be no such cash or if such cash, and other amounts shall be insufficient to pay all the Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery, without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.
(b)The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.
(c)The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d)For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may, if any Event of Default has occurred and is continuing: (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble, store and keep all or any part of the Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral

Agent's opinion, reasonably convenient to the Collateral Agent and such Grantor, whether at the premises of such Grantor or otherwise, it being understood that such Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of such obligation; (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to any Grantor, seize and remove such Collateral from such premises; (iii) have access to and use such Grantor's books and records relating to the Collateral; and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any Intellectual Property or technical process used by such Grantor. The Collateral Agent may also render any or all of the Collateral unusable at any Grantor's premises and may dispose of such Collateral on such premises without liability for rent or costs.
(e)For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 6.03 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
(f)Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:
(i)the Collateral Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;
(ii)the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any License included in the Collateral and take or refrain from taking any action under any provision thereof, and each Grantor hereby releases the Collateral Agent and each of the other Secured Parties from, and agrees to hold the Collateral Agent and each of the other Secured Parties free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto; and
(iii)upon request by the Collateral Agent, each Grantor will use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor or sublicensor of each License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee and will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any lease, assignment, License, sublicense, grant of option, sale or other disposition of any Intellectual Property included in the Collateral.
(g)If any Event of Default has occurred, the Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to this Section 6.03, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in it by this Agreement.

(h)If any Event of Default has occurred, the Collateral Agent may, to the extent permitted by applicable law, without notice to any Grantor or any party claiming through any Grantor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the other Secured Parties, and each Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.
(i)Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Grantor hereby waives all benefit or advantage of all such laws to the extent permitted by law. Each Grantor covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent or any other Secured Party in any Loan Document.
(j)Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.
(k)Each Grantor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder or in the other Loan Documents) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.
Section 6.04.Limitation on duty of Collateral Agent in respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, none of the Collateral Agent or any other Secured Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Grantor in the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent be liable to any Grantor or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Grantor agrees that the Collateral Agent shall not at any time be required to, nor shall the Collateral Agent or any other Secured Party be liable to any Grantor for any failure to, account separately to any Grantor for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
Section 6.05.Securities Act.
(a)In view of the position of any Grantor in relation to the Pledged Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder.  The Grantors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Without limiting the generality of the foregoing, the provisions of this Section 6.05 would apply if, for example, the Collateral Agent were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Collateral Agent placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.
(b)Accordingly, the Grantors expressly agree that the Collateral Agent is authorized, in connection with any sale of any Pledged Collateral after an Event of Default, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law.  Each Grantor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or reasonably advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable laws.  The Grantors acknowledge and agree that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private, it being the agreement of the Grantors and the Collateral Agent that the provisions of this Section 6.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Pledged Collateral.  The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.
Section 6.06.Application of Proceeds.
(a)Priority of Distributions. All moneys and proceeds received or recovered by the Collateral Agent pursuant to this Agreement shall be applied in the order and manner specified by Section 2.10(b) (Method of Payment) of the Credit Agreement.
(b)Deficiencies. It is understood that the Grantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.
ARTICLE VII
CONCERNING THE COLLATERAL AGENT
Section 7.01.Reference to Credit Agreement. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties.
Section 7.02.Indemnity. Each Grantor shall promptly, in accordance with Section 9.2 (Indemnification by the Borrower) of the Credit Agreement, indemnify the Collateral Agent and each other Secured Party against any cost, loss or liability incurred by it:
(a)    in relation to or as a result of:
(i)    the taking, holding, protection or enforcement of the Collateral;

(ii)    the exercise of any of the rights powers, discretions and remedies vested in the Collateral Agent by this Agreement or by law; or
(iii)    any default by any Grantor in the performance of any of the obligations expressed to be assumed by it in this Agreement; or
(b)    which otherwise relates to any of the Collateral or the performance of the terms of this Agreement (in each case, other than as a result of the Collateral Agent's or such Secured Party's gross negligence or willful misconduct).
ARTICLE VIII
MISCELLANEOUS
Section 8.01.Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be provided in the manner set forth in Section 10.6 (Notices) of the Credit Agreement.
Section 8.02.Costs and Expenses.     Each Grantor shall, in accordance with Section 9.1 (Costs and Expenses) of the Credit Agreement, pay to the Collateral Agent the amount of all reasonable, documented, out-of-pocket costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing, execution, completion, perfection and enforcement of this Agreement and any other documents referred to in or incidental to, this Agreement and the security created by this Agreement. If not paid when due, and after the expiration of all applicable grace and/or cure periods, the amounts payable under this section shall (without double counting) carry interest as if such amounts owed were a Floating Rate Loan and default interest were due and payable under Section 2.5 of the Credit Agreement (after as well as before judgment), from the date when due (after the expiration of all applicable grace and/or cure periods) and shall form part of the Obligations.
Section 8.03.No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Collateral Agent or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Loan Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Collateral Agent or any other Secured Party and any of the Grantors shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Agreement shall impair the right of the Collateral Agent or any other Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Grantor other than its indebtedness under the Loan Documents.
Section 8.04.Reserved.
Section 8.05.Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Grantor directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Grantor hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Grantor other than the Grantor so added or released and it being further understood and agreed that any supplement to Schedule 1.02 delivered pursuant to Section 4.13 shall not require the consent of any Grantor) and the Collateral Agent.
Section 8.06.Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns. In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Agreement in accordance with the Loan Documents. No Grantor shall assign or delegate any of its rights and duties hereunder except as expressly permitted by and in accordance with the Credit Agreement.
Section 8.07.Limitation of Law; Severability.
(a)All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
(b)If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
Section 8.08.Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Grantor when the Collateral Agent shall receive counterparts hereof executed by itself and such Grantor. Delivery of an executed counterpart of a signature page to this Agreement if made via electronic imaging means (e.g. "pdf") shall be effective as delivery of a manually executed counterpart of this Agreement. The words "executed," "signed," "signature," and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.09.Additional Grantors. It is understood and agreed that any Affiliate of a Loan Party that is required by any Loan Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Grantor hereunder with the same force and effect as if originally named as a Grantor hereunder by executing an instrument of accession or joinder reasonably satisfactory in form and substance to the Collateral Agent and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to each of the Schedules hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Affiliate, each of the Schedules hereto is true, complete and correct with respect to such Affiliate as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 8.10.Termination. Upon the occurrence of the Discharge Date, the Security Interests created hereunder in favor of the Collateral Agent shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination of the Security Interest created hereunder or release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent, shall, upon written request by and at the sole cost and expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence the termination of the Security Interests created hereunder or the release of such Collateral, as the case may be; provided, however, that such Grantor shall have delivered to the

Collateral Agent, together with such written request for a release in the case of a partial release, a form of release for execution by the Collateral Agent, a certificate of any authorized officer of such Grantor to the effect that the transaction giving effect to such partial release is in compliance with the Credit Agreement (on which the Collateral Agent may conclusively rely) and such other supporting documentation as the Collateral Agent may reasonably request. Any such documents shall be without recourse to or warranty by the Collateral Agent or the other Secured Parties. The Collateral Agent shall not have any liability whatsoever to any other Secured Party as a result of any release of Collateral by it as permitted by this Section 8.10.
Section 8.11.Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.
Section 8.12.GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 8.13.SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
Section 8.14.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.15.SERVICE OF PROCESS. Each Grantor (other than the Borrower) irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with this Agreement. The Borrower hereby accepts such appointment. Each Grantor (other than the Borrower) agrees to maintain the Borrower as its agent for service of process in relation to any such proceedings until this Agreement is terminated in accordance with its terms. Each Grantor (other than the Borrower) agrees that failure by a process agent to notify such Grantor of the process will not invalidate the proceedings concerned. Each Grantor (other than the Borrower) consents to the service of process relating to any proceedings by a notice given in accordance with Section 8.01. If the appointment of the Grantor ceases to be effective with respect to any Grantor, such Grantor shall promptly appoint a person in the State of New York to accept service of process on its behalf in the State of New York and, if such does not appoint a process agent within fifteen (15) days, such grantor authorizes the Collateral Agent to appoint a process agent for, and at the expense of, the Grantors.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

GRANTORS:	CURIOSITY INC. By: /s/ P. Brady Hayden Name: P. Brady Hayden Title: Chief Financial Officer
CURIOSITYSTREAM INC. By:/s/ P. Brady Hayden Name:P. Brady Hayden Title:Chief Financial Officer
COLLATERAL AGENT:	CITIBANK, N.A. By:/s/ Bryant Bedwell Name: Bryant Bedwell Title: Director

[Signature Page - Pledge and Security Agreement]